Exhibit 99.4

CONSENT OF CREDIT SUISSE SECURITIES (USA) LLC

Concho Resources Inc.

600 West Illinois Avenue

Midland, TX 79701

Attention:  Board of Directors

RE:         Joint Proxy Statement / Prospectus, which forms a part of the Registration Statement on Form S-4 (the “Registration Statement”) of ConocoPhillips (“ConocoPhillips”), relating to the proposed transaction between ConocoPhillips and Concho Resources Inc. (“Concho”).

Members of the Board:

We hereby consent to the inclusion of our opinion letter dated October 18, 2020 to the Board of Directors of Concho as Annex C to the Joint Proxy Statement / Prospectus included in the Registration Statement (the “Joint Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Joint Proxy Statement / Prospectus under the headings “Summary — Opinions of Financial Advisors,” “The Merger —  Background of the Merger,” “The Merger — Recommendation of the Concho Board of Directors and Reasons for the Merger,” and “The Merger — Opinion of Credit Suisse, Concho’s Financial Advisor.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted, or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rule and regulations of the Securities and Exchange Commission thereunder.

Dated:  December 7, 2020

/s/ Credit Suisse Securities (USA) LLC

Credit Suisse Securities (USA) LLC